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                                                                    Exhibit 10.6

                           TRADEMARK LICENSE AGREEMENT

        THIS TRADEMARK LICENSE AGREEMENT ("Agreement") is made as of
February 19, 2001 ("Effective Date") by and between Nextel Communications, Inc., a Delaware corporation, having a place of business at 2001 Edmund Halley Drive, Reston, Virginia 20191 ("Licensor") and Nextel International, Inc., a Delaware corporation, having a place of business at 10700 Parkridge Blvd., #600, Reston, Virginia 20191 ("Licensee").

                                    RECITALS

        A. Licensor, through its subsidiaries, operates an iDEN-based wireless communications system through or in connection with which it provides wireless telecommunications goods and services throughout the United States, including its territories and protectorates (the "United States"), and it is the owner of certain trademarks, service marks and trade names, including the mark "NEXTEL", which are used by its subsidiaries and by certain affiliated entities in various markets throughout the United States in connection with such telecommunications goods and services;

        B. Licensee is one of the subsidiaries of Licensor and, through its own subsidiaries and affiliates, operates wireless telecommunications systems outside the United States and is desirous of obtaining a license to use the trademarks, service marks and trade names of Licensor with respect to certain telecommunications goods and/or services as provided herein;

        C. The aforesaid trademarks, service marks and trade names, including the trademark "NEXTEL", which are identified and set forth in Exhibit A hereto, are of significant value to Licensor and have an established, outstanding reputation in connection with telecommunications and other goods and services.

        NOW, THEREFORE in consideration of the mutual promises, conditions and understandings contained herein, and for other good and valuable consideration, the


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receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:



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                                              AGREEMENT
1.      DEFINITIONS.

        1.1 "Trademarks" means the trademark and service mark "NEXTEL" and the other trademarks, service marks, logos and trade names in certain countries as set forth in the attached Exhibit A (which may be supplemented by written agreement of the parties as new marks and names are developed).

        1.2 "Territory" means those markets currently served by Licensee (through its subsidiaries and affiliates) and those markets intended to be served by Licensee outside the United States, as set forth in the attached Exhibit B, and such additional markets outside the United States, as the parties may, by written agreement, add to Exhibit B as Licensee's subsidiaries and affiliates intend to commence or actually commenced providing wireless communications goods and service in such additional markets.

        1.3 "Licensed Goods" means subscriber units or handsets, used by Licensee's subscribers to communicate over the iDEN - based wireless communications systems and other wireless communications systems that may be utilized by Licensee with Licensor's written approval in the Territory, and such other products, items or merchandize intended to be used in connection with such subscriber units or handsets and all marketing, advertising and promotional items and programs as such products, items, merchandise, marketing, advertising and promotional items and programs may be designated by Licensor in writing from time to time and which all goods set forth in this Section 1.3 are sold under or bear the licensed Trademarks.

        1.4 "Licensed Services" means digital mobile wireless communications services, voice and data, provided by Licensee (through its subsidiaries and affiliates) to customers within its Territory over the

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               iDEN-based wireless communications systems and other wireless communications systems that may be utilized by Licensee with Licensor's written approval and such other services intended to complement or to be used or provided in connection with such digital mobile wireless communications services, as Licensor may designate in writing from time to time and which services are offered under the licensed Trademarks are within the defined term "Licensed Services".

2.      LICENSE GRANT.

        2.1 Subject to the terms and conditions of this Agreement, and to the proviso at the end of this sentence, Licensor hereby grants to Licensee a non-transferable, exclusive right and license to sell Licensed Goods and to offer Licensed Services bearing the licensed Trademarks within the Territory during the term of this Agreement; provided, that Licensor reserves to itself and its other subsidiaries and affiliates the right and license to sell Licensed Goods and to offer Licensed Services, bearing the licensed Trademarks within the Territory, to the extent such activities do not violate the terms of any Agreement in place between Licensor and Licensee.

        2.2 Subject to the terms and conditions of this Agreement, Licensor grants to Licensee a non-transferable, non-exclusive license to use the word "NEXTEL" as part of its corporate name and to grant non-exclusive sublicenses for such purpose under this Section 2.2 to its subsidiaries (entities in which Licensee owns at least fifty percent (50%) of all of such entity's issued and outstanding stock). With Licensor's prior written consent, which may be conditioned on such additional terms or matters as Licensor, in its sole and absolute discretion may specify, Licensee may grant non-exclusive

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               sublicenses to its affiliates for such purpose under this Section
               2.2. Each such sublicense agreement, whether to a subsidiary or an affiliate of Licensee, must (i) not grant to sublicensee any rights greater than the rights granted to Licensee under this Agreement, (ii) terminate automatically upon any termination of this Agreement, and (iii) expressly identify Licensor as a third party beneficiary with right and authority to enforce such sublicense agreement.

        2.3 The license and rights granted hereby are limited to Licensed Goods and Licensed Services as defined herein and are specifically limited to the Territory. Licensee shall not place the licensed Trademarks on, nor use the licensed Trademarks in connection with, goods or merchandise or services of any kind or description except Licensed Goods and Licensed Services pursuant to the provisions of this Agreement. Licensee acknowledges and agrees that Licensor retains and may exercise full right and authority to use itself, and to its licensed sublicensees, its subsidiaries, affiliates and third parties to use, the licensed Trademarks in the Territory (and subject to the proviso in Section 2.2 above, on Licensed Goods and Licensed Services).

        2.4 Nothing contained herein shall be construed as an assignment or grant to Licensee of any right, title or ownership or proprietary interest in or to the licensed Trademarks. Licensor reserves all rights relating to the licensed Trademarks, including but not limited to the right to use the licensed Trademarks in the Territory for any purpose, including but not limited to the sale of Licensed Goods and the rendering of Licensed Services in accordance with the proviso in Section 2.2, and Licensor may exercise such reserved rights in its sole discretion. Nothing herein shall preclude Licensor from licensing others to use the licensed Trademarks on or in connection with merchandise and goods and services of all types and descriptions other than Licensed Goods or Licensed Services


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               in any area whatsoever including, but not limited to, the
               Territory. Nothing herein shall preclude Licensor from licensing others to use other of its trademarks on or in connection with Licensed Goods and Licensed Services and other merchandise of all types and descriptions in any area whatsoever including, but not limited to, the Territory.


3.      TERM OF AGREEMENT.

        3.1 In addition to each party's rights under Section 8, either party may terminate this Agreement, with or without cause, upon one-hundred eighty (180) days written notice to the other party.

        3.2 Upon termination, all of Licensee's rights under this Agreement shall cease absolutely, except that Licensee shall have a reasonable time, not exceeding one-hundred eighty (180) days, in which to dispose of its inventory of Licensed Goods (to the extent such inventory of Licensed Goods was on hand or subject to non-cancellable contract for delivery on the date Licensee gave or received, as appropriate, the written notice contemplated by
               Section 3.1), subject to all of the terms and conditions of this Agreement. Licensee, its subsidiaries and affiliates shall also, upon termination, have a reasonable period of time, not exceeding sixty (60) days to terminate all sublicenses entered into pursuant to this Agreement by Licensee, its subsidiaries and affiliates.

4.      QUALITY CONTROL:

        4.1 Licensee recognizes and acknowledges that the distribution of Licensed Goods of inferior quality bearing the licensed Trademark may damage Licensor's business reputation and the licensed


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               Trademarks. Accordingly, Licensee shall (and shall cause its subsidiaries, affiliates, third party dealers, resellers and agents to) purchase all Licensed Goods directly from suppliers approved by Licensor.

        4.2 Licensee shall cause (and shall cause its subsidiaries, affiliates, third party dealers, resellers and agents to) affix and display the licensed Trademarks only in such form and manner consistent with Licensor's Corporate Image and Identity System User's Guide set forth in Exhibit D which Corporate Image Guide may be modified by Licensor in its sole discretion, and in such form and manner as has been specifically approved in writing by Licensor to promote the Licensed Goods and Licensed Services hereunder and on all promotional and advertising material used in connection therewith. Licensee shall cause (and shall cause its subsidiaries, affiliates, third party dealers, resellers and agents to) to appear on such items, legends, markings, and notices as Licensor may reasonably request, including, without limitation, applicable trademark and copyright legends in the name of Licensor in the form shown in Exhibit C.

        4.3 Licensee shall not (and shall cause its subsidiaries, affiliates, third party dealers, resellers and agents not to) use or associate the licensed Trademarks with any other trademark or name, except that Licensee may indicate that, in a form previously approved by Licensor, it is acting under license from Licensor.

        4.4 Licensee shall (and shall cause its subsidiaries and affiliates to) submit to Licensor for review and approval its programs for advertising and promotion consistent with Licensor's Cooperative Advertising Guide set forth in Exhibit E including, but not limited to, the initial proposed trade announcement introducing Licensed Goods that will bear the licensed Trademarks and Licensed Services that will be offered under the licensed Trademarks.

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               Licensee shall (and shall cause its appropriate subsidiaries and affiliates to) also submit to Licensor for its written approval the format and general content of each advertising and promotion program to be adopted hereunder, including representative art work and all other relevant material of each such program sufficiently far in advance of use or release of the same to permit Licensor to approve or modify the same.

        4.5 Licensee shall cause its third party dealers, resellers and agents to submit to Licensee for review and approval its programs for advertising and promotion consistent with Licensor's Cooperative Advertising Guide set forth in Exhibit E including, but not limited to, the initial proposed trade announcement introducing Licensed Goods that will bear the licensed Trademarks and Licensed Services that will be offered under the licensed Trademarks, business cards, business forms and other correspondence. Licensee shall also cause its third party dealers, resellers and agents to submit to Licensee for its written approval the format and general content of each advertising and promotion program to be adopted hereunder, including representative art work and all other relevant material of each such program sufficiently far in advance of use or release of the same to permit Licensee to approve or modify the same.

        4.6 Any model, sample, art work or other promotional or advertising material submitted to Licensor hereunder, which has not been disapproved within two working weeks after its receipt together with all relevant material and information, including but not limited to copy, for inspection by Licensor, shall be deemed to have been approved; provided, that Licensee shall (and shall cause its subsidiaries and affiliate to) promptly implement any modifications, corrections or other changes to such materials after receipt from Licensor, whether or not received within such two working week


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               period. After any such material has been approved, Licensee shall not (and shall cause its subsidiaries and affiliates not to) modify such material in any material respect without the prior written approval of Licensor, following the same process for seeking approval of any proposed modification that was followed in seeking approval of the original material.

        4.7 Licensee, for itself, its subsidiaries, affiliates, third party dealers, resellers and agents and its and their officers, employees and agents agrees that it will not, either during the term of this Agreement or thereafter, except upon written consent of Licensor, divulge to any person whomsoever (and each shall use its best efforts to prevent the disclosure or publication of) any trade secret, idea, sketch, design, pattern, style, model, sample, manufacturing process, marketing plan or any other information concerning any transaction or affairs of Licensor which may come to Licensee's knowledge by reason of its use or proposed use of licensed Trademarks hereunder.

        4.8 Licensee shall require its third party dealers, resellers and agents to agree to the terms set forth in this Section 4 and shall incorporate all such terms into all dealer, reseller and other relevant agreements.

        4.9 No third party dealer, reseller or agent of Licensee shall be or present itself as an employee of Licensee or Licensor (including, but not limited to, restrictions and/or prohibitions on use of Licensee's and/or Licensor's trade names, trademarks, service marks and logos on all business cards, business forms and other correspondence, unless Licensor agrees to such use in writing) and no provision in this Agreement shall grant such rights or be interpreted to the contrary.

        4.10 For purposes of this Section 4, all approvals to be obtained from Licensor shall be deemed obtained when issued by Tom Kelly, Executive Vice President & Chief Marketing Officer, Strategy &


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               Planning, or such other person designated by Mr. Kelly for this purpose.

5.      ROYALTY:

        5.1 Licensor shall have the right to assess a royalty to Licensee for the rights granted to Licensee by Licensor under this Agreement at the then prevailing market royalty rate. Licensor may begin assessing the royalty fee one hundred eighty (180) days after giving Licensee written notice of such fee. The royalty fee shall be applied to all revenue derived in any month from activation, access, usage, features and toll charges (including long distance toll charges) and from credits/adjustments and promotions but does not include revenue derived from equipment or product sales and shall not be adjusted for product (as opposed to service) credits, adjustments or promotions ("Gross Monthly Service Revenues").

        5.2 In the case of a dispute between Licensor and Licensee with respect to the royalty rate to be assessed by Licensor, Licensee shall agree to pay the royalty rate Licensee and Licensor reasonably determines to be the interim royalty rate until the final royalty rate to be paid is determined by an independent third party arbitrator. Until the final royalty rate is determined by such arbitrator, Licensee shall pay all royalties due to Licensor as set forth herein at the interim royalty rate. The remaining royalties that may be due to Licensor as determined by the arbitrator, shall be calculated by subtracting the interim royalty rate from the royalty rate requested by Licensor and applying this difference in rates to Licensee's Gross Monthly Service Revenues which royalty payment shall be placed in escrow until a final royalty rate is determined by the arbitrator. Arbitration shall be binding on both parties. If Licensee fails to negotiate and/or arbitrate in good faith,


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               Licensor shall have the right to terminate this Agreement with one hundred eigty (180) days written notice. Upon termination, all of Licensee's rights under this Agreement shall cease absolutely and Licensee shall immediately dispose of its inventory of Licensed Goods (to the extent such inventory of Licensed Goods was on hand or subject to non-cancellable contract for delivery on the date Licensee gave or received, as appropriate, the written notice contemplated by Section 3.1), subject to all of the terms and conditions of this Agreement and terminate all sublicenses entered into pursuant to this Agreement by Licensee, its subsidiaries and affiliates.

        5.3 Each royalty payment is to be accompanied by a written royalty report stating the unaudited Gross Monthly Service Revenues figure for each Country on which such royalty payment is based. If inconsistencies or mistakes are discovered, they must be rectified and (i) in the case of underpayment, Licensee must make the appropriate payments on Licensor's demand; or (ii) in the case of overpayment, Licensee may deduct such amount from the next royalty payment due. Any royalty payments, including accrued royalties, not paid when due must be paid immediately upon demand.

        5.4 For a period of five (5) years from the date of creation of any record, Licensee shall keep complete and accurate records with respect to the Gross Monthly Service Revenues, including all independent auditor reports relating thereto and all information necessary to confirm the gross service revenue calculations used in the preparation of each royalty report.

        5.5 At Licensor's request and expense, Licensee shall permit Licensor or its authorized representative to periodically review, but not more than once a year, Licensee's books and records relevant to this

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               Agreement to determine the amounts of royalties under this
               Agreement.

6.      INDEMNIFICATION AND INSURANCE:

        6.1 Licensee hereby indemnifies and agrees to hold Licensor harmless from and against any and all claims, suits, liabilities, loss and damage (including expenses and reasonable attorney's fees) from and against the sale, distribution, promotion or advertisement of any Licensed Goods or rendering any Licensed Services, or other use of licensed Trademarks by Licensee, its subsidiaries or affiliates or persons claiming rights under or through them (such as, by way of example and not limitation, independent distributors of Licensed Goods or sales agents for Licensed Services), by or for Licensee, its agents or employees in or claimed to be in violation of any applicable law or regulation or any third party's rights. Licensee shall give to Licensor written notice of any such claim or suit within fifteen (15) business days of the earlier of: (i) the filing or initiation of such claim or suit; and (ii) the date that Licensee knew of such claim or suit, and Licensee shall afford Licensor the opportunity to defend the claim at Licensee's expense through counsel of Licensor's own choice. Without Licensor's prior written consent, which may be withheld, delayed or conditioned by Licensor in its sole and absolute discretion, Licensee shall not settle, nor shall Licensee consent to or otherwise voluntarily participate in any resolution of, any such claim or suit in a manner which might in any way adversely affect any rights of Licensor in and to the licensed Trademarks, result in any finding of liability or fault against Licensor or Licensee, or constitute any admission in respect thereof.

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        6.2    Licensee shall maintain at its own expense in full force and effect at all times during the term of this Agreement and any extensions thereof with responsible insurance carriers at least Three Million Dollars (U.S.$3,000,000.00) of product liability insurance covering the Licensed Goods and general liability insurance covering general business risks. Licensee shall also maintain at its own expense in full force and effect at all times during the term of this Agreement and any extensions thereof with responsible insurance carriers at least Three Million Dollars (U.S.$3,000,000) of Intellectual Property insurance covering any assertions of intellectual property infringement by third parties against Licensor. Such insurance shall be for the benefit of Licensor and Licensee and shall provide for at least thirty (30) days prior written notice to Licensor of the cancellation or material modification thereof shall provide for waiver by Licensee of all rights of subrogation against Licensor, and shall be subject to deductibles, co-pays and other terms reasonably acceptable to Licensor. Subject to the preceding sentence, such insurance may be obtained for Licensor by Licensee in conjunction with a policy of product liability insurance covering products other than the Licensed Goods.

        6.3 Licensee shall, from time to time, upon reasonable request by Licensor, promptly furnish or cause to be furnished to Licensor evidence in form and substance satisfactory to Licensor of maintenance of the insurance required by Section 5.2, including, but not limited to, originals or certified copies of policies, with all applicable riders and endorsements, certificates of insurance and proof of premium payments.

        6.4 Following the assertion of any claim that any Licensed Goods, Licensed Services or other use of the licensed Trademarks violate or conflict with any law, rule, regulation or rights of any third party, and promptly following Licensor's written request, Licensee shall

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               (and shall cause its subsidiaries and affiliates to) cease using the licensed Trademarks on or in connection with the Licensed Goods, Licensed Services or otherwise in any portion(s) of the Territory, as Licensor shall have specified in its written request.

7.      VALIDITY OF LICENSED TRADEMARKS AND LICENSE:

        7.1 Licensee shall not, during the term of this Agreement or at any time hereafter, question or attack Licensor's title and exclusive rights in and to the licensed Trademarks nor the validity and enforceability of this Agreement.

        7.2 All use of the licensed Trademarks by Licensee on or in connection with Licensed Goods or Licensed Services hereunder shall inure to the benefit of Licensor. All rights in the licensed Trademarks, other than those specifically granted herein, are reserved by Licensor for its own use and benefit. Upon the expiration or termination of this Agreement for any reason whatsoever, all rights in the licensed Trademarks shall automatically revert to Licensor. Licensee shall at any time, whether during or after the term of this Agreement, execute any documents reasonably required by Licensor to confirm Licensor's ownership of all such rights.

        7.3 Any copyrights, trademarks or industrial designs which may be created during the term of this Agreement and which bear or are used in association with the licensed Trademarks hereunder shall be the exclusive property of Licensor. Licensee shall (and shall cause its appropriate subsidiaries and affiliates to) cooperate with Licensor in the prosecution of any such trademark, copyright or industrial design applications that Licensor may desire to file, and shall execute any trademark, copyright or design assignment or other form, and for that purpose Licensee shall supply to Licensor from time to time such material as may reasonably be required in


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               connection with any such application or assignment. The rights of
               Licensee pursuant to this Agreement shall include, to the extent necessary, the right to use any such registered trademark, copyright, or industrial design secured by Licensor hereunder during the term of this Agreement.

        7.4 Licensor makes no representations or warranties of any kind, including, without limitation, that any of the licensed Trademarks are or will remain valid, that Licensee's (or its subsidiaries' and affiliates') use of such marks as contemplated hereunder will not result in a breach, violation or conflict with or of applicable laws, rules or regulations or rights of third parties, or that any of the licensed Trademarks qualify for patent, copyright or similar legal protection giving the owner and/or authorized user of such Trademarks the right to preclude use, in whole or in part, by others, and Licensor further expressly disclaims all such representations and warranties. Licensee agrees to take such rights as are conferred by Licensor hereunder subject to such express disclaimer, and further agrees to permanently and irrevocably waive and release (on behalf of Licensee, its subsidiaries and affiliates) any claims against Licensor, its subsidiaries, affiliates, officers, directors, employees and agents based upon or involving, in whole or in part, any actual or claimed invalidity of, illegality of, or infringement by the licensed Trademarks, or any other condition or circumstance growing out of use of the licensed Trademarks in or outside the Territory.

        8.     TERMINATION

               If either party shall violate or fail to perform any of its obligations hereunder, the other shall have the right to terminate this Agreement upon thirty (30) days written notice, and such


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               termination shall become effective at the end of the thirty-day period unless Licensor or Licensee, as the case may be, shall have completely remedied the default within such thirty-day period. Termination of the Agreement under the provisions of this
               Section 8.1 or Section 3.1 shall be without prejudice to any other rights or remedies which Licensor or Licensee may have at law or in equity against the other.

9.      LITIGATION:

        9.1 In the event that Licensee should learn of any apparent infringement of any right granted by Licensor to Licensee hereunder, it shall promptly notify Licensor of such use and, if such infringement involves a third party's conduct within the Territory, and if requested by Licensor, shall join with Licensor, in such action as Licensor, in its reasonable discretion, may deem advisable for the protection of Licensor's rights in and to the licensed Trademarks in the Territory.

        9.2 Licensee shall have no right to take any action with respect to the licensed Trademarks without Licensor's prior written approval, which may be given or withheld in Licensor's sole discretion. Should Licensor elect not to take action pursuant to
               Section 9.1 but to authorize Licensee to take action, such action shall be at Licensee's sole expense and shall be prosecuted by counsel approved by Licensor; however, nothing contained in this
               Section 9.2 shall require Licensor to take any action which it deems to be inadvisable for whatever reason. Licensee shall notify Licensor of all developments in such action, will consult with Licensor thereto and will not enter into any settlement agreement or otherwise consent to or voluntarily participate in any resolution of such action without Licensor's prior written approval.


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        9.3    Unless the parties otherwise agree in writing, monetary damages recovered by a party hereto in connection with an infringement shall first be applied for recoupment of expenses, including reasonable legal expenses, incurred by the party prosecuting the action or otherwise terminating the infringement, and the balance of such damages shall be rendered to Licensor. If the party prosecuting such action considers that it is legally necessary or desirable to do so, it may join the other party hereto as a party plaintiff and plead the damages of such party.

10.     REMEDIES FOR BREACH:

        10.1 Licensee recognizes that monetary damages for breach of the provisions of this Agreement would be inadequate. Accordingly, in the event of any such breach Licensor shall be entitled to injunctive relief in addition to such other remedies as may be available at law or in equity. In the case of a royalty underpayment or late payment as set forth in Section 5, Licensor shall make a demand for payment before seeking injunctive relief.

        10.2 If any provision of this Agreement should be adjudged to be unreasonable, then the scope thereof shall be reduced or modified to the extent necessary to make the provision enforceable by injunction.

        10.3 In the event that any term or provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall continue in full force and effect, unless terminated as herein provided by either party, except that it shall be interpreted and construed as if the term or provision held to have been invalid, illegal or unenforceable had never been contained herein.

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        10.4   The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies provided by law.

11.     MISCELLANEOUS:

        11.1 Each of the parties represents and warrants that this Agreement has been duly authorized, executed and delivered by it.

        11.2 Nothing contained herein shall be construed to place the parties in the relationship of legal representation, partnership, joint venture, or agency, and Licensee shall have no power to obligate or bind Licensor in any manner whatsoever.

        11.3 Licensee shall not assign any of its rights nor delegate any of its duties under this Agreement without the written consent of Licensor. Any attempted assignment in violation of this provision shall be void and shall constitute a breach of this Agreement.

        11.4 Any notice or other communication (including all works and material submitted for Licensor's review as contemplated in
               Section 4) under this Agreement shall be in writing and shall be considered given when delivered personally or on the third business day after it is mailed by U.S. certified mail, return receipt requested, to the parties at the following addresses (or at such other address as a party may specify by notice given to the other):

               To Licensor:          Nextel Communications, Inc.
                                     2001 Edmund Halley Drive
                                     Reston, VA  20191
                                     Attention:  Corporate Counsel
                                                 Intellectual Property/Licensing


               To Licensee:          Nextel International, Inc.

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                                     10700 Parkridge Blvd., #600
                                     Reston, VA  20191
                                     Attention:    Robert J. Gilker, Esq.
                                                   Vice President

        11.5 The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor deprive that party of the right hereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

        11.6 This Agreement contains a complete statement of all the arrangements between the parties with respect to its subject matter, and shall not be changed or terminated orally.

        11.7 This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, United States of America, applicable to agreements made and to be performed in the Commonwealth of Virginia without regard to the Virginia conflict of laws principles that would result in application of the laws of any other jurisdiction. In any dispute relating to this Agreement, the parties hereto admit venue and submit themselves to the non-exclusive jurisdiction of the tribunals of the United States District Court for the Eastern District of Virginia, expressly waiving any different venue to which they may be entitled by their present or future domiciles.


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




               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

        ATTEST:  NEXTEL COMMUNICATIONS, INC.

               By: /s/ Leonard J. Kennedy
                   ---------------------------------
                      Name:  Leonard J. Kennedy
                      Title: Senior Vice President and General Counsel

Dated:  Reston, Virginia
February 19, 2001

        ATTEST:  NEXTEL INTERNATIONAL, INC.

               By: /s/ Robert J. Gilker
                   ---------------------------------
                      Name:  Robert J. Gilker
                      Title: Vice President and General Counsel


Dated:   Reston, Virginia
February 19, 2001







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


                                    EXHIBIT A


The licensed Trademarks, service marks and trade names referred to in Section
1.1 of the Agreement shall include the following, subject to modification by written agreement of parties.

Trademark/Service Mark

Nextel
Nextel and logo
Nextel Direct Connect (and translations, as appropriate)
Nextel Walk & Talk (and translations, as appropriate)
You've never used a phone like this before (and translations, as appropriate) Nextel Online
Nextel Two-way Internet Messaging (and translations, as appropriate)
Nextel Mobile Messaging (and translations, as appropriate)
Nextel Industry Solutions (and translations, as appropriate)
Nextel Wireless Business Applications (and translations, as appropriate)
Much more than a cellular (and translations, as appropriate)

                                    EXHIBIT B

The Territory as defined in Section 1.2 of the Agreement shall include the following countries and areas, subject to revision by written agreement of the parties.

Argentina

Australia

Brazil

Bolivia

Canada

Chile

China

Colombia

Japan

Korea

Mexico

Peru

Philippines

Uruguay

                                    EXHIBIT C

COPYRIGHT NOTICE GUIDELINES

(C) 2001. Nextel International, Inc. All rights reserved.

(C) 2001. Nextel Communications, Inc. All rights reserved.


TRADEMARK NOTICE GUIDELINES

     1. Use (R) symbol as an upper right superscript when a mark is registered.

     2. Use TM or SM (trademark of service mark, respectively), as an upper right superscript when a mark is not registered.

                                    EXHIBIT D


         NEXTEL COMMUNICATIONS, INC. CORPORATE IMAGE AND IDENTITY SYSTEM
                                  USER'S GUIDE

                                    EXHIBIT E


            NEXTEL COMMUNICATIONS, INC. COOPERATIVE ADVERTISING GUIDE










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